                                                             EXHIBIT (a)(1)(vii)



                     NOTICE OF ELECTION TO WITHDRAW OPTIONS


--------------------------------------------------------------------------------

If you previously elected to accept Micrel's Offer to Exchange Certain Outstanding Options, and you would like to change your election and reject this offer, you must sign this Notice (or otherwise provide written notice containing the required information) and return it to Andrea Belanger, Stock Administrator for Micrel before 5:00 p.m. Pacific Standard Time, on December 11, 2002, unless the offer is extended.

--------------------------------------------------------------------------------


To Micrel:

    I previously received a copy of the Offer to Exchange Certain Outstanding Options and the Election Concerning Exchange of Stock Options form. I signed and returned the Election Concerning Exchange of Stock Options form, in which I elected to accept Micrel's Offer to Exchange Certain Outstanding Options. I now wish to change that election and reject your Offer to Exchange Certain Outstanding Options with respect to the options identified below. I understand that I must withdraw all or none of the options granted to me on a single grant date and at the same exercise price (defined as a single option grant). I further understand, that by signing this Notice and delivering it to Andrea Belanger, Stock Administrator for Micrel, I will be able to withdraw my acceptance of the offer with respect to the options identified below and reject the Offer to Exchange Certain Outstanding Options instead. I have read and understand all of the terms and conditions of the Offer to Exchange Certain Outstanding Options.

    I understand that in order to reject the offer, I must sign and deliver proper notice so that it is received by Andrea Belanger, Stock Administrator for Micrel before 5:00 p.m., Pacific Standard Time, on December 11, 2002, unless the offer is extended.

    By rejecting the Offer to Exchange Certain Outstanding Options, I understand that I will not receive any new options and I will retain my eligible options previously elected for exchange with their existing exercise price and vesting schedule. These options will continue to be governed by the stock option plan under which they were granted and the existing option agreements between Micrel and myself.

    I hereby elect to withdraw the following options from the offer:

                                         NUMBER OF OPTION
                              OPTION           SHARES      OPTION EXERCISE
                            GRANT DATE      OUTSTANDING         PRICE
                            ----------   ----------------  ---------------
    Option granted on:                                        $
                            ---------        --------          ------
    Option granted on:                                        $
                            ---------        --------          ------
    Option granted on:                                        $
                            ---------        --------          ------
    Option granted on:                                        $
                            ---------        --------          ------

    I have completed and signed the following exactly as my name appears on the option agreement governing the grant of the foregoing options.



---------------------------------------                       ------------------
Optionee's Signature                                                Date


---------------------------------------
Optionee's Name



                                        1